                               FIRST AMENDMENT

                                      TO

                               RIGHTS AGREEMENT



     This Agreement of Amendment, dated as of June 7, 1999, between QMS, Inc., a Delaware corporation (the "Company"), and SOUTH ALABAMA TRUST COMPANY, INC., an Alabama trust company (the "Rights Agent").



                            W I T N E S S E T H :



     WHEREAS, on March 8, 1999, the Company entered into a Rights Agreement (the "Rights Agreement") dated as of March 8, 1999, with the Rights Agent and also declared a dividend of one Right for each share of Common Stock, for the purpose of helping to protect stockholders from various abusive takeover tactics and to encourage a prospective buyer to negotiate appropriately with the Company's Board of Directors prior to attempting a takeover so that the Board can do its best to protect all of the Company's stockholders; and

     WHEREAS, the Board has for some time been engaged in negotiations with MINOLTA CO., LTD., a Japanese corporation, for the acquisition by said Japanese corporation and/or one or more of its Affiliates or Associates (hereinafter sometimes referred to, collectively and separately as appropriate in context, as "Minolta"), and has reached an agreement with Minolta, set forth in the Stock Purchase Agreement (the "Stock Purchase Agreement") dated contemporaneously herewith between the Company and Minolta, which the Board believes to be in the best interests of the Company and all of its stockholders, and the Board believes that the Rights Agreement should not be applicable to the Stock Purchase Agreement or the actions contemplated therein or certain subsequent possible actions by Minolta and the Rights should not become exercisable thereby:

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows (capitalized terms used therein and herein have the same meanings as in the Rights Agreement):

          Paragraph (a) of Section 1 of the Rights Agreement is hereby amended to read as follows:


          " (a)     "Acquiring Person" shall mean any Person (as such term is
     hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, without the prior approval of the Board of Directors of the Company, shall be the Beneficial Owner (as such term is hereinafter defined) of securities representing 20% or more of the shares of Common Stock then outstanding or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities representing 20% or more of the outstanding shares of Common Stock, provided, however, that in no event shall a Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of less than 20% of the Company's outstanding shares of Common Stock become an Acquiring Person solely as a result of a reduction of the number of shares of outstanding Common Stock, including repurchases of outstanding shares of Common Stock by the company, which reduction increases the percentage of outstanding shares of Common Stock beneficially owned by such Person and provided further that Acquiring Person shall not mean (i) the Company, (ii) any subsidiary of the Company (as such term is hereinafter defined), (iii) any employee benefit plan of the Company or any of its subsidiaries, (iv) any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan, (v) any underwriter in connection with an underwritten offering of the Company's securities, or (vi) Minolta Co., Ltd., and/or any of its Affiliates or Associates (collectively "Minolta") (a) by reason of the execution or implementation of the Stock Purchase Agreement dated June 7, 1999 between the Company and Minolta or any of the transactions contemplated in or by said Stock Purchase Agreement, (b) at any time after Minolta has acquired a majority of the shares of Common Stock of the Company then outstanding, or (c) if Minolta has not acquired a majority of the outstanding shares of Common Stock of the Company pursuant to the tender offer contemplated by said Stock Purchase Agreement, so long as Minolta does not acquire more than an additional 2% of the shares of Common Stock of the Company then outstanding after giving effect to any purchase of shares of Common Stock made by Minolta pursuant to such tender offer ."

     This Agreement of Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Amendment to be duly executed, all as of the day year first above written.

                              COMPANY:



                              QMS, INC.

ATTEST:



By:/s/ James A. Wallace                 By:/s/ Edward E. Lucente

      James A. Wallace, Secretary             Edward E. Lucente, President





                              RIGHTS AGENT:



                              SOUTH ALABAMA TRUST COMPANY, INC.





                              By:/s/ Dan Britton

                                    Name:Dan Britton

                                    Title:President & CEO